UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2015

PINGTAN MARINE ENTERPRISE LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35192	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18/F, Zhongshan Building A No. 154 Hudong Road Fuzhou, PRC	350001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 86-10-6569-3988

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual General Meeting of Shareholders (the “Annual Meeting”) of Pingtan Marine Enterprise Ltd. (the “Company”) was held on November 20, 2015. At the Annual Meeting, the shareholders voted on the following two proposals and cast their votes as described below.

1. Election of Directors. Nominees Xing An Lin and Lin Lin were elected at the Annual Meeting to serve as Class C directors of the Company until the third anniversary of the Annual Meeting and until their successors are elected and qualified.

Xing An Lin

For	Against	Abstained	Broker Non-Vote
46,401,531	20,055	3,989	0

Lin Lin

For	Against	Abstained	Broker Non-Vote
46,401,531	20,055	3,989	0

2. Ratification of Appointment of Independent Accountant. Shareholders ratified the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstained	Broker Non-Vote
46,401,531	14,300	9,744	0

Following this advisory vote, and consistent with the voting results, the Company decided to conduct future advisory votes on named executive officer compensation once every three years until the next required advisory vote on frequency.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pingtan Marine Enterprise Ltd.

By:	/s/ Xinrong Zhuo
Name: Xinrong Zhuo Title: Chief Executive Officer

Date: November 23, 2015

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